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                                                                      EXHIBIT 21


          LIST OF SUBSIDIARIES OF THE BISYS GROUP, INC. AS OF JUNE 30, 1997
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1.  BISYS, Inc., a Delaware corporation.

    (a) BISYS/STDS, Inc., a Georgia corporation.

2.  BISYS Qualified Plan Services, Inc., a Delaware corporation.

3.  BISYS Research Services, Inc., a Delaware corporation.

4.  BISYS Fund Services, Inc., a Delaware corporation ("Fund Services").

    (a) WC Subsidiary Corp., a Delaware corporation (a subsidiary of Fund Services).

    (b) BISYS Fund Services Ohio, Inc., an Ohio corporation (a subsidiary of Fund Services).

    (c) BISYS Fund Services L.P., an Ohio limited partnership (Fund Services is the sole general partner).

    (d)  OFFITT Funds Distributor, Inc.

    (e)  Life Cycle Mutual Funds Distributors, Inc.

    (f)  Centura Fund Distributor, Inc.

    (g)  Performance Funds Distributor, Inc.

    (h)  Barr-Rosenberg Fund Distributor, Inc.

    (i)  Evergreen Fund Distributors, Inc.

    (j)  IBJ Funds Distributor, Inc.

5.  CHS Insurance Services, Inc., a Delaware corporation.

    (a)  BISYS Ohio Agency, Inc., an Ohio corporation (80% owned by)

6.  The One Group Services Company, a Delaware corporation.

7.  Document Solutions, Inc., a Delaware corporation.

8.  Concord Holding Corporation, a Delaware corporation ("Concord").

    (a) BNY Hamilton Distributor, Inc., a Delaware corporation (a subsidiary of Concord).

    (b) Concord Financial Services, Inc., a Delaware corporation (a subsidiary of Concord).

    (c) Concord Financial Group, Inc., a Delaware corporation (a subsidiary of Concord).

    (d) BISYS Fund Services (Ireland) Limited, an Ireland corporation (a subsidiary of Concord).

    (e) Emerald Asset Management, Inc., a Florida corporation (a subsidiary of Concord).


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    (f)  Infinity Advisers, Inc., a Delaware corporation (a subsidiary of
         Concord).

    (g) Pilot Fund Distributors, Inc., a Delaware corporation (a subsidiary of Concord).

    (h) Five Arrows Fund Distributor, Inc., a Delaware corporation (a subsidiary of Concord).

    (i) Vista Fund Distributor, Inc., a Delaware corporation (a subsidiary of Concord).

    (j) Concord (Cayman Islands) Limited, a Cayman Islands corporation (a subsidiary of Concord).

    (k) Parkstone Services Company, a Delaware corporation (a subsidiary of Concord).

9.  T.U.G., Inc., a Pennsylvania corporation.

    (a)  Underwriters Service of Maryland, Inc.

    (b)  Underwriters Equity Corp.

    (c)  T.U.G., Inc. of Hawaii (Inactive)

    (d)  Step Administration, Inc. (Inactive)

    (e)  Brokerage Systems, Inc. (Inactive)

    (f)  T.U.G. Holding Co.

    (g)  Crums Mill Associates (Partnership, 66.68% ownership)

    (h)  TTSG (Partnership, 50% Ownership)

    (i)  Dector/T.U.G. Group (Partnership/50% ownership)

10.  BISYS Creative Solutions, Inc., a Delaware corporation.

11.  ASO Services Co., Inc., a Delaware corporation.